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                                                                SUB-ITEM 77Q1(e)

                                 AMENDMENT NO. 7
                                       TO
            MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

     This Amendment dated as of December 1, 2011, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the "Contract"), dated May 1, 2008, between Invesco Advisers, Inc. (the "Adviser"), on behalf of AIM Variable Insurance Funds (Invesco Variable Insurance Funds), and each of Invesco
Canada Ltd. (previously known as Invesco Trimark Ltd.), Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a "Sub-Adviser" and, collectively, the "Sub-Advisers").

                              W I T N E S S E T H:

     WHEREAS, the parties desire to amend the Contract to remove the following series portfolios: Invesco V.I. Basic Balanced Fund, Invesco V.I. Dynamics Fund, Invesco V.I. Financial Services Fund, Invesco V.I. Global Multi-Asset Fund, Invesco V.I. Large Cap Growth Fund, Invesco V.I. Global Dividend Growth Fund, Invesco V.I. Income Builder Fund, Invesco V.I. Select Dimensions Balanced Fund, Invesco V.I. Select Dimensions Dividend Growth Fund, Invesco Van Kampen V.I. Global Tactical Asset Allocation Fund, Invesco Van Kampen V.I. Government Fund, Invesco Van Kampen V.I. High Yield Fund, Invesco Van Kampen V.I. International Growth Equity Fund and Invesco Van Kampen V.I. Value Fund;

     NOW, THEREFORE, the parties agree that;

     1. Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

                                   "EXHIBIT A

Invesco V.I. Balanced-Risk Allocation Fund
Invesco V.I. Basic Value Fund
Invesco V.I. Capital Appreciation Fund
Invesco V.I. Capital Development Fund
Invesco V.I. Core Equity Fund
Invesco V.I. Diversified Income Fund
Invesco V.I. Global Health Care Fund
Invesco V.I. Global Real Estate Fund
Invesco V.I. Government Securities Fund
Invesco V.I. High Yield Fund
Invesco V.I. International Growth Fund
Invesco V.I. Leisure Fund
Invesco V.I. Mid Cap Core Equity Fund
Invesco V.I. Money Market Fund
Invesco V.I. Small Cap Equity Fund
Invesco V.I. Technology Fund
Invesco V.I. Utilities Fund
Invesco V.I. Dividend Growth Fund
Invesco V.I. High Yield Securities Fund
Invesco V.I. S&P 500 Index Fund
Invesco V.I. Select Dimensions Equally-Weighted S&P 500 Fund
Invesco Van Kampen V.I. Capital Growth Fund
Invesco Van Kampen V.I. Comstock Fund
Invesco Van Kampen V.I. Equity and Income Fund
Invesco Van Kampen V.I. Global Value Equity Fund
Invesco Van Kampen V.I. Growth and Income Fund
Invesco Van Kampen V.I. Mid Cap Growth Fund
Invesco Van Kampen V.I. Mid Cap Value Fund"

     2. All other terms and provisions of the Contract not amended shall remain in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

                                     INVESCO ADVISERS, INC.

                                     Adviser

                                     By: /s/ John M. Zerr
                                         --------------------------------
                                     Name: John M. Zerr
                                     Title: Senior Vice President

                                       2
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                                     INVESCO CANADA LTD.

                                     Sub-Adviser

                                     By: /s/ Eric J. Adelson
                                         --------------------------------
                                     Name: Eric J. Adelson
                                     Title: Senior Vice President and
                                            Secretary

                                     By: /s/ Wayne Bolton
                                         --------------------------------
                                     Name: Wayne Bolton
                                     Title: Vice President, Compliance &
                                            Chief Compliance Officer

                                       3
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                                  INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

                                  Sub-Adviser

                                  By: /s/ Jens Langewand & /s/ Alexander Lehmann
                                      ------------------------------------------
                                  Name: Jens Langewand & Alexander Lehmann
                                  Title: Managing Directors

                                       4
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                                     INVESCO ASSET MANAGEMENT LIMITED

                                     Sub-Adviser

                                     By: /s/ Graeme Proudfoot
                                         --------------------------------
                                     Name: Graeme Proudfoot
                                     Title: Director

                                       5
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                                     INVESCO ASSET MANAGEMENT (JAPAN) LTD.

                                     Sub-Adviser

                                     By: /s/ Masakazu Hasegawa
                                         --------------------------------
                                     Name: Masakazu Hasegawa
                                     Title: Managing Director

                                       6
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                                     INVESCO AUSTRALIA LIMITED

                                     Sub-Adviser

                                     By: /s/ Nick Burrell & /s/ Mark Yesberg
                                         -----------------------------------
                                     Name: Nick Burrell & Mark Yesberg
                                     Title: Company Secretary & Director

                                       7
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                                     INVESCO HONG KONG LIMITED

                                     Sub-Adviser

                                     By: /s/ Anna Tong & /s/ Fanny Lee
                                         --------------------------------
                                     Name: Anna Tong & Fanny Lee
                                     Title: Director & Director

                                       8
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                                     INVESCO SENIOR SECURED MANAGEMENT, INC.

                                     Sub-Adviser

                                     By: /s/ Jeffrey H. Kupor
                                         --------------------------------
                                     Name: Jeffrey H. Kupor
                                     Title: Secretary & General Counsel

                                       9